 Exhibit 99.4
LETTER TO CLIENTS OF BROKERS, DEALERS,
COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Offer To Exchange
Warrants to Acquire Common Stock
of
LINDBLAD EXPEDITIONS HOLDINGS, INC.
for
Common Stock of Lindblad Expeditions Holdings, Inc.
and Consent Solicitation
THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT TIME ON JULY 12, 2019, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE RELATED WARRANTS AND THE WITHDRAWAL OF ANY WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.
June 14, 2019
To Our Clients:
Enclosed for your consideration are the Prospectus/Offer to Exchange dated June 14, 2019 and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of Lindblad Expeditions Holdings, Inc. (the “Company”), a Delaware corporation, to each holder of its warrants to purchase one share of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) for a purchase price of  $11.50 (the “Warrants”) to receive 0.385 shares of Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will be open until 11:59 p.m., Eastern Daylight Time, on July 12, 2019, or such later time and date to which the Company may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.” Defined terms used but not defined in this letter shall have the meanings given to them in the accompanying Prospectus/Offer to Exchange.
Each Warrant holder whose Warrants are exchanged pursuant to the Offer will receive 0.385 shares of Common Stock for each Warrant tendered by such holder and exchanged. Any Warrant holder that participates in the Offer may tender less than all of its Warrants for exchange.
No fractional shares of Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of the Common Stock on the NASDAQ on the last trading day of the Offer Period. The Company’s obligation to complete the offer is not conditioned on the receipt of a minimum number of tendered warrants.
Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from holders of the Warrants to amend (the “Warrant Amendment”) the Warrant Agreement, dated as of May 10, 2013, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) that governs all of the Warrants permit the Company to require that each outstanding Warrant be exchanged into 0.36575 shares of Common Stock, which is a ratio 5% less than the ratio applicable to the Offer. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least a majority of the outstanding Warrants (including the Private Warrants) is required to approve the Warrant Amendment, with all Warrant holders voting together. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least a majority of the outstanding Warrants. You may not consent to the Warrant Amendment without tendering your Warrants in the Offer and you may not tender your Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the Warrants, and therefore by tendering warrants for exchange, you will deliver your consent. You may revoke your consent at any time prior to the Expiration Date by withdrawing the Warrants you have tendered.
If at least a majority of the holders of the outstanding warrants do not provide consent to the Warrant Amendment, Warrants not exchanged for Common Stock pursuant to the Offer will remain outstanding subject to their current terms, including any such terms permitting the Company to redeem such Warrants prior to their expiration. The Company reserves the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time.
The holders of 100% of the Private Warrants have advised us that they intend to tender all of the Private Warrants held by them in the Offer, which represents approximately 53% of the total Warrants outstanding; however, none of these parties are under any contractual obligation to tender such Warrants and there can be no assurance that they will do so. If these parties tender all of the Private Warrants held by them in the Offer (and the other conditions described herein are satisfied) then the Warrant Amendment will be adopted. See the section of the Prospectus/Offer to Exchange entitled “The Offer and Consent Solicitation-Transactions and Agreements Concerning Our Securities.”
THE OFFER AND CONSENT SOLICITATION IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.
Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your Warrants to be tendered for exchange pursuant to the Offer and provide consent to the Warrant Amendment.
On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all Warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of 0.385 shares of Common Stock for each Warrant so tendered.
We are the owner of record of Warrants held for your account. As such, only we can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender Warrants we hold for your account, nor to provide consent to the Warrant Amendment.
Please instruct us as to whether you wish us to tender for exchange any or all of the Warrants we hold for your account, on the terms and subject to the conditions of the Offer.
Please note the following:
1.
Your Warrants may be exchanged at the exchange rate of 0.385 shares of Common Stock for every one of your Warrants properly tendered for exchange.

2.
The Offer is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see “The Offer and Consent Solicitation — General Terms — Conditions to the Offer and Consent Solicitation” in the Prospectus/Offer to Exchange.

3.
By tendering your Warrants for exchange you are concurrently consenting to the Warrant Amendment. You may not consent to the Warrant Amendment without tendering your Warrants in the Offer and you may not tender your Warrants without consenting to the Warrant Amendment.

4.
The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Daylight Time, on July 12, 2019, or such later time and date to which the Company may extend.

If you wish to have us tender any or all of your Warrants for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Warrants, we will tender for exchange all of your Warrants unless you specify otherwise on the attached Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., Eastern Daylight Time, on July 12, 2019, or such later time and date to which the Company may extend.
The board of directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its board of directors, the dealer manager, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of Warrants should tender Warrants for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, and should consult your own investment and tax advisors. You must decide whether to have your Warrants exchanged and, if so, how many Warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

Instructions Form

Offer To Exchange
Warrants to Acquire Common Stock
of
LINDBLAD EXPEDITIONS HOLDINGS, INC.
for
Common Stock of Lindblad Expeditions Holdings, Inc.
and Consent Solicitation
The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated June 14, 2019 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of Lindblad Expeditions Holdings, Inc. (the “Company”) to each holder of its warrants to purchase one share of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) for a purchase price of  $11.50 (the “Warrants”) to receive 0.385 shares of Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), and the solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend (the “Warrant Amendment”) the Warrant Agreement, dated as of May 10, 2013, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) that governs all of the Warrants to permit the Company to require that each outstanding Warrant be exchanged into 0.36575 shares of Common Stock, which is a ratio 5% less than the ratio applicable to the Offer.
The undersigned hereby instructs you to tender for exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.
By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made solely only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, Warrants properly tendered and accepted and not validly withdrawn constitutes the undersigned’s validly delivered consent to the Warrant Amendment; (iii) the Offer will be open until 11:59 p.m., Eastern Daylight Time, on July 12, 2019, or such later time and date to which the Company may extend (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of the Common Stock is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.
(continued on following page)

Number of Warrants to be exchanged by you for the account of the undersigned:
*
No fractional shares of Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of the Common Stock on the NASDAQ on the last trading day of the Offer Period. The Company’s obligation to complete the offer is not conditioned on the receipt of a minimum number of tendered warrants.

**
Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged.

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